CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-297441 on Form S-6 of our report dated September 17, 2026, relating to the financial statement of FT 13180, comprising Vest Large Cap Deep Buffered 30 Portfolio, Series 64, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 17, 2026